Ex. 23.2

Consent of Independent Registered Public Accounting Firm

Silverleaf Resorts, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 3, 2006, relating to the consolidated financial statements of Silverleaf Resorts, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/S/ BDO Seidman, LLP
Dallas, Texas

June 8, 2006